                                                                     EXHIBIT 15B

                                                                       CONFORMED


October 14, 1994


Chrysler Corporation
12000 Chrysler Drive
Highland Park, Michigan

    We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Corporation and consolidated subsidiaries for the periods ended September 30, 1994 and 1993, as indicated in our report dated October 11, 1994. Because we did not perform an audit, we expressed no opinion on that information.

    We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, is incorporated by reference in the following Registration Statements:

                      Registration
   Form              Statement No.                                       Description
- ----------          ---------------           ------------------------------------------------------------------
    S-8            33-5588                   Chrysler Salaried Employees' Savings Plan

    S-8            33-6117                   Chrysler Corporation Stock Option Plan

    S-3            33-13739                  Chrysler Corporation Common Stock deliverable to Selling stockholder named therein

    S-3            33-15716                  Chrysler Corporation Common Stock deliverable to Selling stockholders named therein

    S-8            33-15544                  Chrysler Corporation Common Stock deliverable pursuant to the 1972 and
                   (Post-Effective           1980 American Motors Corporation Stock Option Plans
                   Amendment No. 1)

    S-3            33-15849                  Chrysler Corporation Debt Securities

    S-3            33-22233                  Chrysler Corporation Common Stock deliverable to Selling stockholders named therein

    S-3            33-39688                  Chrysler Corporation Common Stock deliverable to Selling stockholders named therein

    S-8            33-47986                  Chrysler Corporation 1991 Stock Compensation Plan

    S-3            33-59294                  Chrysler Corporation Common Stock deliverable to Selling stockholders named therein

    S-8            33-55817                  Chrysler Corporation 1991 Stock Compensation Plan

   We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP
Detroit, Michigan